Current Report on Form 8-K

               SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549

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                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  July 2, 1998

                       INAMED CORPORATION

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     (Exact name of registrant as specified in its charter)

     FLORIDA                  1-9741              59-0920629

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(State or other jurisdiction  (Commission         (IRS Employer
      of incorporation)       File Number)     Identification
No.)

              3800 Howard Hughes Parkway, Suite 900
                    Las Vegas, Nevada  89109

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                              -----
             Address of principal executive offices


Registrant's telephone number, including area code:  702/791-3388

                               N/A

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                              -----
 (Former name or former address, if changed since last report.)
Item 5.   OTHER EVENTS.

     On July 2, 1998, INAMED Corporation (the "Issuer") issued a news release disclosing that Jim J. McGhan had been terminated as an employee and officer of the Issuer and its subsidiaries.

     On July 9, 1998, the Issuer issued a news release disclosing that it had converted into 860,000 shares of common stock all of the $10.8 million indebtedness (including accrued interest) which was owed to International Integrated Industries, LLC ("3I"), an entity controlled by Donald K. McGhan (the Issuer's former chairman and CEO).

     The conversion price at which the 3I indebtedness was converted into common stock was approximately $12.40 per share, which is a substantial premium to the current trading price. In connection with that transaction, the Issuer issued a four-year warrant to purchase 260,000 shares of common stock at $12.40 per share.

     All of the shares of common stock owned by Mr. McGhan and his affiliates are subject to a five year "standstill" agreement.

     The transaction with Mr. McGhan was undertaken in order to resolve any issues as to the fairness of various related party transactions between the McGhan entities and the Issuer, and to improve the Issuer's balance sheet.

     For additional information, reference is made to the news releases and letter agreement, which are attached hereto as exhibits.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

          (c)  EXHIBITS

          99.1 News Release of INAMED Corporation dated July 2, 1998.

          99.2 News Release of INAMED Corporation dated July 9, 1998.

          99.3 Letter Agreement dated July 8, 1998




                             Page 2
                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INAMED CORPORATION


Dated:  July 13, 1998              By: /s/ Richard G. Babbitt
                                 Name:  Richard G. Babbitt
                                Title:  Chairman and Chief
                                        Executive Officer

                             Page 3
                          EXHIBIT INDEX

          99.1 News Release of INAMED Corporation dated July 2, 1998.

          99.2 News Release of INAMED Corporation dated July 9, 1998.

          99.3 Letter Agreement dated July 8, 1998



                             Page 4


                                                     Exhibit 99.1

INAMED "Innovation and Medicine"        INAMED CORPORATION
                                        3800 Howard Hughes Parkway
                                        Suite 900
                                        Las Vegas, NV  89109
                                        (702) 791-3388
                                        Fax:  (702) 791-1922

Company Contact:    Richard G. Babbitt
                    (702) 791-3388

                    Ilan K. Reich
                    (212) 626-6800

           INAMED CORPORATION ANNOUNCES TERMINATION OF
                           JIM MCGHAN

July  2,  1998-Las Vegas, Nevada-INAMED Corporation (OTC Bulletin
Board: IMDC) announced today that Jim J. McGhan has been terminated from his duties as an officer and employee of the Company and its subsidiaries. Mr. McGhan was Chief Operating Officer. While Mr. McGhan continues as a director, the Company does not currently plan to renominate him at the next shareholders meeting.

Jim J. McGhan is the son of Donald K. McGhan, who was the Company's Chairman and CEO until earlier this year, when the Board of Directors installed a new management team, led by Richard G. Babbitt.

Commenting on Mr. McGhan's departure from the Company, Mr. Babbitt said: "While Jim was instrumental in stabilizing the Company during periods of difficulty over the past five years, it was clear to the new management team that we do not share the same operating style or business philosophy. Under Jim's management, there were too many operating units which were isolated from each other. As a result, the Company lacked positive direction to these units, as well as the basic financial and operating disciplines which are essential to run a profitable enterprise. During the next few months the new management team is planning to reverse those policies."

INAMED Corporation is a global surgical and medical device company engaged in the development, manufacturing and marketing of medical devices for the plastic and reconstructive, bariatric and general surgery markets.
                                                     Exhibit 99.2

INAMED "Innovation and Medicine"        INAMED CORPORATION
                                        3800 Howard Hughes Parkway
                                        Suite 900
                                        Las Vegas, NV  89109
                                        (702) 791-3388
                                        Fax:  (702) 791-1922

NEWS RELEASE
FOR IMMEDIATE RELEASE

Company Contact:    Richard G. Babbitt
                    (702) 791-3388

                    Ilan K. Reich
                    (212) 626-6800


          INAMED CORPORATION CONVERTS DEBT INTO EQUITY


LAS VEGAS, NEVADA - July 9, 1998 - INAMED Corporation (OTC Bulletin Board: IMDC) announced today that it has converted into 860,000 shares of common stock all of the $10.8 million of indebtedness which was owed to International Integrated Industries LLC. That entity is controlled by Donald K. McGhan, who is the Company's former Chairman and CEO. In the period from April 1997 to January 1998 that entity loaned the Company $9.9 million in order to fund its negative cash flow at that time. The amount of the loan which was converted includes accrued interest of approximately $900,000.

The  conversion of this debt obligation represents a  substantial
premium  to  the current market price of the common stock.   This
transaction was undertaken for two reasons: to improve t he Company's financial condition and to resolve all outstanding
issues   between various McGhan entities and INAMED.  As a result
of this transaction, Mr. McGhan and his affiliates now own approximately 19.95% of the 10,980,290 shares of common stock which are currently outstanding. Using the SEC's rules for defining beneficial ownership, Mr. McGhan and his affiliates are the second largest shareholder after Appaloosa Management LP. The Company agreed to amend its Shareholder Rights Plan so as to allow Mr. McGhan and his affiliates to beneficially own up to 20% of the outstanding common stock, and Mr. McGhan agreed for a five-year period to comply with various traditional "standstill" provisions, including to vote all of his shares (including those beneficially owned by affiliates) in proportion to the votes of all other shareholders.

As part of this transaction, the Company issued Mr. McGhan a four-year warrant to purchase 260,000 shares at $12.40 per share.
That warrant is not exercisable if and to the extent that it would result in Mr. McGhan and his affiliates becoming the beneficial owners of more than 20% of the outstanding common stock at that time.

As a result of this transaction, as of December 31, 1997 on a proforma basis the Company's long-term debt would have been $23.6 million (rather than $32.4 million), and shareholders' equity would have been $(37.5) million (rather than $(46.7) million).

Mr.  Richard  G.  Babbitt, Chairman and CEO  of  INAMED,  stated:
"This transaction represents a fair resolution of the complex issues between the Company and Don McGhan. It allows us to improve the balance sheet and focus our attention on the other challenges which lie ahead."

INAMED Corporation is a global surgical and medical device company engaged in the development, manufacturing and marketing of medical devices for the plastic and reconstructive, bariatric and general surgery markets.
                                                     Exhibit 99.3


INAMED CORPORATION
3800 Howard Hughes Parkway
Suite 900
Las Vegas, NV  89109
(702) 791-3388
Fax: (702) 791-1922

July 8, 1998



Mr. Donald K. McGhan
3800 Howard Hughes Parkway
Suite 1800
Las Vegas, Nevada  89109

Dear Don:

This will confirm our understanding that until July 8, 2003, you and your affiliates (including International Integrated Industries, LLC and Medical Device Alliance, Inc. ("MDA")) agree, without the consent of the Company's Board of Directors: 1) not participate in or otherwise support in any manner any proxy contest on any issue submitted to a vote or consent of stockholders; 2) not commence a tender offer for any shares of the Company's common stock, or otherwise make any proposal for a business combination, recapitalization or other similar transaction, or other major corporate transaction involving the Company; 3) not transfer any of the shares of common stock beneficially owned in one or a series of transactions in a manner which would result in the acquiror(s) owning 5% or more of the outstanding common stock of the Company, except (a) transfers by will or the laws of descent and distribution, or (b) transfers to MDA, provided that in both such instances the transferees would continue to be bound by this letter agreement; 4) vote all of the shares of common stock owned (including shares which may be acquired after today) in proportion to the votes (or abstentions) of all other shareholders on any matter submitted to a vote or consent of stockholders, except for a vote to any proposed business combination, recapitalization or other similar transaction, in which case you and your affiliates may vote the shares; 5) not join in any "group" or otherwise take any action, directly or indirectly, which may contravene the purposes or intentions of this letter agreement. The Company will be entitled to place an appropriate legend on your share certificates so as to reflect the provisions of this letter agreement.

The Company shall provide you and your affiliates with customary registration rights with respect to all of the shares of common stock owned (including those issuable upon the exercise of warrants), including one demand right (for which the Company shall pay all expenses, other than commissions and underwriting discounts) and three "piggyback" rights; subject, in all such instances, to any limitations imposed by the underwriter of as a result of marketing conditions. At the time such registration rights are utilized the parties shall enter into a customary agreement providing for indemnification and contribution.

Each party to this letter agreement (including your affiliates) represents and warrants to the other that this agreement has been duly approved and authorized. This letter agreement may not be amended or altered except in writing signed by a duly authorized officer or representative of each party.

Please confirm your agreement with the foregoing by countersigning below.

Sincerely,

INAMED CORPORATION


By: /s/ Ilan K. Reich
     Ilan K. Reich
     Executive Vice President


Agreed and accepted as of
the date first written above


By: /s/ Donald K. McGhan
     Donald K. McGhan, both
     individually and on behalf
     of all affiliates